SHARED MANUFACTURING AND FACILITIES AGREEMENT
                           DATED AS OF OCTOBER 1, 1997
                                     BETWEEN
                         BOONTON ELECTRONICS CORPORATION
                                       AND
                             G.E.M. ILLINOIS, INC.















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                  SHARED MANUFACTURING AND FACILITIES AGREEMENT

This Shared Manufacturing and Facilities Agreement ("Agreement") dated as of October 1, 1997 is entered into between Boonton Electronics Corporation, a New Jersey corporation ("Boonton"), and G.E.M. Illinois, Inc., a Delaware corporation ("GEM").

                               W I T N E S S E T H
                               - - - - - - - - - -

         WHEREAS, Boonton leases approximately thirty thousand (30,000) square feet of manufacturing, warehouse and office space, located at premises commonly known as 25 Eastmans Road, Parsippany, New Jersey, pursuant to a lease agreement dated September 24, 1994, by and between Boonton, as lessee, and Eastmans Road Associates, Ltd., a New Jersey limited partnership ("Landlord"), as lessor, (as complete copy of the Lease has been previously furnished to GEM. The real estate and improvements thereon rented pursuant to the Lease are referred to herein as the "Premises".

         WHEREAS, GEM desires to relocate its B&K Precision manufacturing operations (the "B&K Business") to the Premises; and

         WHEREAS, the parties desire to share the Premise and certain other items during the term of this Agreement and to share certain costs, in each case subject to the terms and conditions of this Agreement.

                                A G R E E M E N T
                                - - - - - - - - -

    NOW, THEREFORE, For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

         1. TERM. The term of this Agreement (the "Term") shall begin on and include October 1, 1997 and shall end at 11:59 p.m. on September 30, 1999, unless earlier terminated pursuant to Section 11, and may be extended by GEM to the term of the Lease by GEM provided that GEM gives written notice to Boonton of its intent to extend the Term on or before March 31, 1999. Thereafter, if Boonton exercises its option to renew the lease GEM shall have the right to extend the Term provided that written notice is given to Boonton within sixty
(60) days after Boonton exercises its option to renew the Lease.

         2. RELOCATION OF B&K BUSINESS. GEM shall, solely at its expense (the "Relocation Expense"), relocate its manufacturing operations to the Premises. The Relocation Expense shall include all costs involved with the relocation of personnel, machinery, equipment and inventory as well as costs associated with the preparation of the

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Subleased Premises (as hereinafter defined) for the B&K Business.
Notwithstanding the above the parties agree that Boonton shall incur no expenses, other than those expenses presently incurred in the ordinary course of its business as currently operated, with respect to the relocation of GEM. Further, any damages that are incurred to the Premises as the result of the relocation of GEM shall be remedied at the sole cost and expense of GEM.

              3. SEPARATE OPERATIONS. Except as otherwise provided in this
Agreement: (a) GEM shall operate the B&K Business at its expense separately from the business of Boonton (the "Boonton Business"); and (b) Boonton shall operate the Boonton Business at its expensed separately from the B&K Business.

              4. SHARED SHIPPING FACILITIES.

                 (a) The loading dock and shipping and receiving area (collectively, the "Shipping Area") in the Premises are currently used in the Boonton Business. During the Term, GEM will, as part of the sublease described in Section 6, have the right to share equally with Boonton the use of the Shipping Area.

                 (b) Individuals mutually satisfactory to the parties will make any needed decisions regarding the shares use of the Shared Shipping Area, including decisions regarding the shared use of the Shared maintenance. Currently, the persons designated to make such decisions are Victor Tolan and Yves Guyomar. In each case, both GEM and Boonton will instruct such person to make all such decisions fairly, reasonably, impartially, and with the goal of enabling both GEM and Boonton to efficiently maximize production Notwithstanding the foregoing, the parties hereto shall be entitled to binding arbitration pursuant to Section 15.

              5. EMPLOYEES.

                 (a) Each of Boonton and GEM shall employ its own separate personnel and employees and shall be responsible for its own payroll and benefits and in no event shall any GEM employee be deemed an employee of Boonton nor shall any Boonton employee be deemed an employee of GEM.

                 (b) At all times during the Term, each party shall take commercially reasonable steps: (i) to prevent labor disharmony between such party and its employees (ii) to attempt promptly to restore labor harmony between such party and its employees if any such labor disharmony between such party and its employees if any such labor disharmony becomes actually known to such party and (iii) to cause personnel entering the other party's work area to comply with the rules and regulations in effect in that area. Nothing in this
Section 5(b) shall restrict any party's right to terminate the employment of any employees or require any party to spend any money other than nominal amounts in order to restore labor harmony.


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              6. SUBLEASE.

                 (a) Boonton hereby subleases to GEM and GEM hereby subleases from Boonton (the "Sublease"), subject to the terms and conditions of this Agreement and the Lease: (i) the area in the Premises that is designated as the "B & K Area" on EXHIBIT A comprised of approximately 11,500 square feet of manufacturing, warehouse and office space, which area is not a single contiguous area; and (ii) the area in the Premises that is designated as the "Shared Area" on EXHIBIT A comprised of lobby, entryway, exits, corridors, rest rooms, loading dock, lunch room, and other common areas and facilities on the Premises (provided that the Shared Area shall be deemed to include rights of ingress and egress to the Premises), which area is not a single contiguous area (the Shared Area and the B&K Area are sometimes referred to herein collectively as the "Subleased Premises").

                 (b) The term of the Sublease shall be the same as the Term of this Agreement.

                 (c) GEM shall have the exclusive use of the B&K Area during the Term for the purpose of conducting its business, subject to the right of entry of the Landlord and any of the Landlord's mortgagees under Section 15b.(2) or
Section 21e of the Lease and to an equivalent right of entry on Boonton's part.

                 (d) GEM and Boonton shall each have the nonexclusive right (in common with the Landlord and Landlord's other tenants, to the extent that they have such right under the Lease) to use the Shared Area during the Term.

                 (e) Boonton shall have the exclusive use of the area of the Premises designated as the "Boonton Area" on EXHIBIT A for the purpose of conducting its business (the Boonton Area and the Shared Area are sometimes referred to herein collectively as the "Boonton Premises"). The Boonton Area is not being subleased to GEM.

                 (f) GEM shall use the Subleased Premises only for the purpose of conducting the B&K Business. GEM shall use the Subleased Premises in a manner that does not interfere with or hinder the operations of the Boonton Business in the Boonton Premises or otherwise create a nuisance.

                 (g) GEM shall conduct its operations on the Subleased Premises in a manner that does not violate, or cause Boonton to violate, the Lease.

                 (h) Boonton shall use the Boonton Premises only for the purpose of conducting the Boonton Business. Boonton shall use the Boonton Premises in a manner that does not interfere with or hinder the operations of the B&K Business in the B&K Area or otherwise create a nuisance.


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


                 (i) Boonton shall conduct Its operations on the Boonton Premises in a manner that does not violate, or cause GEM to violate, the Lease.

                 (j) GEM will maintain the interior of the B&K Area in as good a condition and state of repair as it is in on the date hereof (fire or other casualty and ordinary wear and tear excepted).

                 (k) GEM shall not make any alterations, installations or additions to the Subleased Premises without Boonton's prior written consent, such consent not to be unreasonably withheld.

                 (l) Boonton represents as of the date hereof (i) that it is in compliance with all Laws with respect to the physical condition of the Premises and the use and occupancy and physical operations of the Premises. As used herein, "Laws" means any and all laws, statutes, regulations, orders, or decrees of, or agreements with, or permits from, any federal, foreign, state or local government or other governmental or quasi-governmental authority, including laws, statutes or regulations relating to equal employment opportunities, fair employment practices, occupational health and safety, wages and hours and discrimination.

                 (m) GEM shall pay to Boonton for each month, (i) rent (the "Rent") in the amount of (x) $7,264.17 per month ($7.58 per square foot) with respect to the period from October 1, 1997 to September 30, 1998, both inclusive; and (y) $9,583.33 per month ($10.00 per square foot) with respect to the period from October 1, 1998 to the end of the Term, both inclusive, and (ii) a fee of $15,000 per month (the "Maintenance Fee") towards all costs incurred by Boonton in operating and maintaining the Premises, including, without limitation, use of the Shared Area, providing utilities, providing shipping and receiving and engineering support, human resource support and day-to-day management and supervision of the operations of the Premises. Payment for the months October 1997, November 1997 and December 1997 shall be made on November 1, 1997, December 1, 1997 and January 1, 1998 respectively. Payment for January, 1998 shall be on January 15, 1998. Payments for all months thereafter shall be on the first day of each month. Notwithstanding any provision to the contrary herein, Rent and Maintenance Fees shall not be payable with respect to any period after the date of termination of the Lease.

                 (n) If a fire or other casualty to the Premises damages the B&K Area and the Boonton Area disproportionately, and results in an abatement of rent under the Lease, such abatement of rent shall be allocated equitably between the parties.

                 (o) On or prior to the end of the Term, GEM shall, at its sole expense: (i) remove all of its inventory, equipment, machinery, furniture and other tangible personal property and fixtures (the "GEM Property") from the Premises and otherwise vacate


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


the Subleased Premises; (ii) repair any damage caused by such removal; and (iii) restore any condition created by the installation of the GEM Property at any time on the Premises to the condition existing prior to such installation. Any GEM Property not so removed on or prior to the end of the Term may be handled, removed or stored by Boonton at the expense of GEM, and Boonton shall in no event be responsible for the value, preservation or safekeeping thereof. GEM shall pay Boonton for all storage charges incurred by Boonton regarding the GEM Property while it is in Boonton's possession. All such property not removed from the Premises or retaken from storage by GEM within thirty (30) days after the Termination Date, shall, at Boonton's option, be conclusively deemed to have been conveyed by GEM to Boonton as by bill of sale without further payment or credit by Boonton to GEM.

                 (p) On the date hereof, Boonton shall provide to GEM an estoppel and nondisturbance letter from the Landlord substantially in the form set forth as EXHIBIT B.

              7. ADDITIONAL COSTS. In addition to Rent and Maintenance Fees which shall remain fixed throughout the Term, B&K shall bear its portion of any increase in expenses not provided for in the Rent and Maintenance Fees which are paid by Boonton during the Term and which result solely from the expansion of the B&K Business after October 1, 1997.

              8. INSURANCE.

                 (a) During the Term, Boonton shall maintain, at its sole expense, insurance coverage in at least the amounts and types listed on SCHEDULE 8(A). Each of such insurance policies shall: (i) name GEM as an additional insured; (ii) be written by an insurance company reasonably acceptable to GEM;
(iii) provide that should such insurance coverage be cancelled before the expiration date thereof, the insurance company will endeavor to mail at least 30 days, prior written notice to GEM, but failure to mail such notice shall impose no obligation or liability on the insurance company (or a similar provision to this clause (iii)); and (iv) contain the insurer's standard waiver of subrogation endorsement. Boonton has furnished GEM policies or certificates of insurance evidencing such coverage (including the matters referred to in clause
(iii) and (iv) of the preceding sentence), and will furnish to GEM the same with respect any renewal or substitute policy during the Term at least ten (10) business days prior to the termination, cancellation or reduction of the preceding policy.

                 (b) During the Term, GEM shall maintain, at its sole expense, insurance coverage in at least the amounts and types listed on SCHEDULE 8(B). Each of such insurance policies shall: (i) name Boonton as an additional insured; (ii) be written by an insurance company reasonably acceptable to Boonton; (iii) provide that should such insurance coverage be cancelled before the expiration date


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


thereof, the insurance company will endeavor to mail at least 30 days, prior written notice to GEM, but failure to mail such notice shall impose no obligation or liability on the insurance company (or a similar provision to this clause (iii)); and (iv) contain the insurer's standard waiver of subrogation endorsement. GEM has furnished to Boonton policies or certificates of insurance evidencing such coverage (including the matters referred to in clause (iii) and (iv) of the preceding sentence), and will furnish to Boonton the same with respect to any renewal or substitute policy during the Term at least ten (10) business days prior to the termination, cancellation or reduction of the preceding policy.

              9. WAIVER OF CLAIMS.

                 (a) Notwithstanding anything to the contrary herein, except for claims arising from fraud, wilful misconduct or gross negligence that are not covered by insurance in Boonton's favor, and except for any claim that is the subject of indemnification pursuant to Section 10(b)(iv), Boonton waives all claims against GEM and its affiliates, officers, directors, employees and agents, for damages arising from the occurrence or existence of any of the events or conditions set forth in Section 9(c) during the Term.

                 (b) Notwithstanding anything to the contrary herein, except for claims arising from fraud, wilful misconduct or gross negligence that are not covered by insurance in GEM's favor, and except for any claim that is the subject of indemnification pursuant to Section l0(a)(iv), GEM waives all claims against Boonton and its affiliates, officers, directors, employees and agents for damages arising from the occurrence or existence of any of the events or conditions set forth in Section 9(c) during the Term.

                 (c) For purposes of this Section 9, damages include (i) casualty or accident in or upon the Premises; (ii) leaking of roofs, bursting, stoppage or leaking of water, gas, sewer or steam pipes or equipment, including sprinklers, (iii) wind, rain, ice, flooding, freezing, fire, explosion, earthquake, excessive heat or cold, fire or other casualty, (iv) any heating, cooling, ventilating, plumbing, electrical or other systems on the Premises, or any machinery, equipment or fixtures being defective, out of repair, or failing, and (iv) vandalism, theft, malicious mischief or other acts or omissions of any other Persons (as defined herein) including contractors or invitees at the Premises.

              10.INDEMNIFICATION.

                 (a) Boonton shall indemnify and hold harmless GEM and its directors, officers, employees and agents from and against any and all Damages:

                                    (i)   resulting from any breach by Boonton
of any of its obligations under this Agreement or the Lease (except for


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breaches of the Lease caused by any action or omission of GEM);

                                    (ii)  arising from the operation of the
Boonton Business during the Term;

                                    (iii) arising from any failure during the
Term by Boonton or any of its employees or agents to comply with any applicable Law; or

                                    (iv) arising under or imposed by any
Environmental Law (as defined herein) or common law related to environmental matters or contamination, including Damages related to the release by Boonton or any entity for which it is legally responsible of a hazardous or toxic substance or waste, including petroleum and related products, at, on or from:

                                       (A) the Boonton Premises,

                                       (B) any property or facility to which
wastes or byproducts generated by Boonton are sent for disposal or treatment, or

                                       (C) the Subleased Premises prior to the
date hereof,

which Damages, in each case under this subparagraph (a) (iv), arise out of the operations of Boonton.

                 (b) GEM shall indemnify and hold harmless Boonton and its directors, officers, employees and agents from and against any and all Damages:

                     (i) resulting from any breach by GEM of any of its obligations under this Agreement;

                     (ii) arising from the operation of the B&K Business during the Term;

                     (iii) arising from any failure during the Term by GEM or any of its employees or agents to comply with any applicable Law; or

                     (iv) arising under or imposed by any Environmental Law or common law related to environmental matters or contamination, including Damages related to the release by GEM or any entity for which it is legally responsible of a hazardous or toxic substance or waste, including petroleum and related products, at, on or from:

                                       (A) the Subleased Area or

                                       (B) any property or facility to which
wastes


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or byproducts generated by GEM are sent for disposal or treatment,

which Damages, in each case under this subparagraph (b) (iv), arise out of the operations of GEM.

                                       (C) For purposes of this Agreement:

                           (i)  "Damages" means liabilities, damages, costs and
expenses (including reasonable attorneys' fees), except for any liabilities, damages, costs or expenses that are covered by insurance proceeds actually paid to the indemnitee (in the case of Section 11) or the Person waiving the claim (in the case of Section 10); provided that, for purposes of this definition, insurance proceeds do not include insurance deductible amounts; and

                           (ii) "Environmental Laws" means all federal, state
and local statutes, ordinances, rules, court orders, court decrees and arbitration determinations, in each case pertaining to environmental matters or contamination of any kind.

              11.TERMINATION.

                 (a) Each party hereto may terminate this Agreement upon written notice to the other party if the other party:

                           (i)  fails to timely pay any amount due hereunder,
which failure continues for twenty (20) business days after written notice thereof; or

                           (ii) fails to perform any other obligation hereunder,
which failure continues for fifteen (15) days after written notice thereof, unless a shorter period is provided herein;

                 (b) GEM may terminate this Agreement upon written notice to Boonton if Boonton is then entitled to terminate the Lease as a result of any fire or other casualty or other governmental taking.

                 (c) GEM may terminate this Agreement if by 5:00 p.m. (E.D.T.) August 15, 1997, Boonton has not provided a written representation that it has obtained all consents necessary to sublease the Subleased Premises.

                 (d) This Agreement shall automatically terminate if the Lease expires (without renewal or extension) or is terminated.

                 (e) Certain obligations, including, but not limited to the following obligations (the "Surviving Obligations") shall survive the expiration or earlier termination (for any reason) of this Agreement (the date of such expiration or earlier termination being referred to herein as "Termination Date"):

                             (i)   indemnification obligations under Section 10;


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                             (ii)  obligations of each party under Section 13;
and

                             (iii) payment obligations with respect to
arbitrator's fees pursuant to Section 15.

Without limitation of the foregoing, the Surviving Obligations shall survive the giving of any notice in connection with (x) the termination of this Agreement or
(y) the exercise by the non-breaching party of any rights or remedies (including any notice in any forcible entry and detainer action). No implication is intended that the above listed obligations comprise all of the Surviving obligations. The liability of a party for any breach(es) of this Agreement shall survive the expiration or termination of this Agreement. Notwithstanding any other provision of this Agreement to the contrary, in the event that GEM terminates this Agreement prior to the end of the term for reasons other that those set forth in Section 11(a), (b), (c) or (d), then in that event the parties agree that GEM shall continue to pay on a monthly basis for the remainder of the Term any and all Rent allocable to the additional 3,200 square feet of space which Boonton was caused to lease from the Landlord to comply with the terms of this Agreement and the Maintenance Fee for a period of three (3) months from the date of sub termination.

              12.NO PARTNERSHIP. The parties hereto are not partners. Neither the execution, delivery or performance of this Agreement, nor any of the terms, conditions or provisions hereof, shall create any partnership or joint venture between the parties. Without limitation of the foregoing, the cost-sharing and space-sharing aspects of this Agreement do not create any partnership relationship. The obligations of Boonton and GEM hereunder are several and all not intended to be and shall not be joint and several for any purpose or in any instance. Nothing contained herein shall be as to authorize other party to represent to the other or to contract on behalf of the other party. Each party shall be solely and entirely responsible for the management of its respective business and operations. At all times during the term of this Agreement, Boonton and GEM shall enjoy all rights which allow independent and viable management in the operation of their respective business.

              13.RESTRICTIVE COVENANTS.

                 (a) GEM covenants that during the Term and continuing for one
(1) year from the Termination Date (regardless of the reason for expiration or termination of the Term), GEM shall not, directly or indirectly, without Boonton's prior written consent (which Boonton may refuse to give in Boonton's sole discretion), solicit the employment of, or employ, any person who is employed by Boonton as the date hereof or at any time during the Term.

                 (b) Boonton covenants that during the Term and continuing for one (1) year from the Termination Date (regardless of why the Term was terminated or expired), Boonton shall not, directly or


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indirectly, without GEM'S prior written consent (which GEM may refuse to give in
GEM'S sole discretion), solicit the employment of, or employ, any person who is employed by GEM as of the date hereof or at any time during the Term.

                 (c) The parties hereto recognize that the time and scope limitations set forth in this Section 13 are reasonable and are required for the protection of the parties hereto and in the event that any such limitation is deemed to be unreasonable by a court of competent jurisdiction, Boonton and GEM agree to the reduction of any or all of said limitations to such a period or scope as said court shall deem reasonable under the circumstances.

              14.INJUNCTIVE RELIEF Boonton and GEM specifically recognize that any breach of Section 13 will cause irreparable injury to the non-breaching party and that actual damages may be difficult to ascertain, and in any event, may be inadequate. Accordingly (and without limiting the availability of legal or equitable, including injunctive, remedies under any other provisions of this Agreement), Boonton and GEM agree that in the event of any such breach, the non-breaching party shall be entitled to injunctive relief (without the necessity of posting bond) in addition to such other legal and equitable remedies that may be available.

              15.ARBITRATION. Any dispute in relation to this Agreement shall be exclusively settled as follows: The dispute shall be discussed by the parties thereto in an attempt to reach an amicable solution. If such attempts fail within thirty (30) days the matter shall be submitted to Daniel Auzan (as long as he is a director of Boonton). If the dispute is not settled within thirty days, either party may submit the issue to be settled by arbitration. Any arbitration of this Agreement shall be conducted in accordance with the Commercial Arbitration Rules of the American Arbitration Association, using three (3) arbitrators, with such arbitration to be held in Morristown, New Jersey. Boonton and GEM shall each select one arbitrator, and the two arbitrators so selected shall select the third arbitrator. The arbitrators' fees shall be shared equally by the parties. Judgment on the award rendered by the arbitrators may be entered in any court having jurisdiction thereof.

              16.UNAVOIDABLE DELAYS If either party fails to timely perform any of the terms, covenants or conditions hereunder (other than the payment of money) and such failure is due in whole or in part to any strike, lockout, labor trouble, civil disorder, inability to procure materials or supplies, failure of power, restrictive governmental laws or regulations, civil disorder, insurrection, war, fuel shortages, accidents, casualties, acts of God, or any other cause beyond the reasonable control of the party, then the time for performance shall be extended by the period of delay resulting from such cause.

              17.CONFIDENTIALITY. Boonton and GEM shall each respect and


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


maintain the confidentiality of all the information about the other's activities that comes to its knowledge in connection with this Agreement. Unless and only to the extent that such information has previously been in the possession of the recipient or is in the public domain, any information exchanged between Boonton and GEM and any data derived therefrom shall be Confidential Information and all intellectual property rights connected therewith and the right to use such Confidential Information shall remain vested in the disclosing party. Each recipient shall preserve and cause its officers, employees and agents to preserve the secrecy of Confidential Information and shall not disclose or use the same without the prior written consent of the disclosing party. Such consent is deemed to have been given in respect of affiliates of GEM who are involved in the business operation of provided that Boonton and GEM procure that such affiliates observe the same standard of care and non-use of the Confidential Information received as the parties observe pursuant to this clause. Such consent is also deemed to have been given in respect of third parties to the extent reasonably required to effect the purpose hereof. Each party shall ensure that information proprietary to third parties is not disclosed to the other party.

              18.MISCELLANEOUS.

                 (a) NOTICES. All notices required or permitted to be given hereunder shall be in writing and may be delivered by hand, by facsimile, by nationally recognized private courier, or by United States mail. Notices delivered by mail shall be deemed to have been given three (3) business days after being deposited in the United States mail, postage prepaid, registered or certified mail, return receipt requested. Notices delivered by hand, by facsimile, or by nationally recognized private courier shall be deemed to have been given on the date of receipt; provided, however, that a notice delivered by facsimile shall only be effective if such notice is also delivered by hand, or deposited in the United States mail, postage prepaid, registered or certified mail, on or before two (2) business days after its delivery by facsimile. All notices shall be addressed as follows:

                     If to Boonton:

                     Boonton Electronics Corporation
                     25 Eastmans Road
                     Parsippany, New Jersey 07054
                     Attention: President
                     Fax Number: (973) 386-9191

                     with a copy to:
                     Smith, Luhn & Doran, P.C.
                     Courthouse Plaza
                     60 Washington Street
                     Morristown, NJ 07960
                     Attention: Gregory Luhn, Esq.


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


                     Telecopier: (973) 292-9168

                     If to GEM:

                     Victor Tolan, President
                     G.E.M.   Illinois, Inc.
                     1031 Segovia Circle
                     Placentia, CA 92870
                     with a copy to:

                     Graham, Curtin & Sheridan
                     A Professional Association
                     4 Headquarters Plaza
                     Box 1991
                     Morristown, New Jersey 07962-1991
                     Attention: Joseph M. Lamastra
                     Telecopier: (973) 898-0107

and/or to such other respective addresses and/or addressees as may be designated by notice given in accordance with the provisions of this Section 17(a).

                 (b) ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the parties. The parties make no representations or warranties to each other, except as expressly set forth in this Agreement.

                 (c) NON-WAIVER. The failure in any one or more instances of a party to insist upon performance of any of the terms, covenants or conditions of this Agreement, to exercise any right or privilege in this Agreement conferred, or the waiver by said party of any breach of any of the terms, covenants or conditions of this Agreement, shall not be construed as a subsequent waiver of any such terms, covenants, conditions, rights or privileges, but the same shall continue and remain in full force and effect as if no such forbearance or waiver had occurred. No waiver shall be effective unless it is in writing and signed by an authorized representative the waiving party.

                 (d) APPLICABLE LAW. This Agreement shall be governed and controlled as to validity, enforcement, interpretation, construction, effect and in all other respects by the internal laws of the State of New Jersey applicable to contracts made in that State.

                 (e) BINDING EFFECT; BENEFIT. This Agreement shall inure to the benefit of and be binding upon the parties hereto, and their successors and permitted assigns. Nothin9 in this Agreement, express or implied, is intended to confer on any Person other than the parties hereto, and their respective successors and permitted assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, including, without limitation, third party


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beneficiary rights.

                 (f) ASSIGNABILITY. This Agreement shall not be assignable by either party without the prior written consent of the other party.

                 (g) AMENDMENTS. This Agreement shall not be modified or amended except pursuant to an instrument in writing executed and delivered on behalf of each of the parties hereto.

                 (h) CONSTRUCTION. The headings contained in this Agreement are for convenience of reference only and shall not affect the meaning or interpretation of this Agreement. For purposes of this Agreement: (i) "including" means including without limitation; and (ii) the terms 11herein", '1hereunder" and "hereof" refer to this Agreement as a whole rather than just the sections or subsections where such terms appear.

                 (i) REPRESENTATIVES.' If Yves Guyomar is unable to act for Boonton pursuant to this Agreement, Boonton shall appoint a substitute representative who is reasonably satisfactory to GEM. If Victor Tolan is unable to act for GEM pursuant to this Agreement, GEM shall appoint a substitute representative who is reasonably satisfactory to Boonton.

         IN WITNESS WHEREOF, the parties have executed this Agreement on the date first above written.

                             BOONTON ELECTRONICS CORPORATION

                             By: /s/
                                 ------------------------------------------

                                 Its: President


                             G.E.M. ILLINOIS, INC.

                             By: /s/ VICTOR TOLAN
                                 ------------------------------------------
                                     Victor Tolan, President


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